SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934.



                Date of Report (Date of Earliest event reported):
                                  May 14, 1997


                     MULTIMEDIA CONCEPTS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


Delaware                              0-26676                 13-3835325
State of                           Commission File            IRS Employer
Incorporation                      Number.                    Identification No.



                              448 West 16th Street
                            New York, New York 10011
                     Address of principal executive offices

        Registrant's telephone number, including area code (212) 675-6666



                                       N/A
          (Former name or former address, if changed since last report)






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ITEM 4.  CHANGES IN THE REGISTRANT'S CERTIFYING ACCOUNTANT.

         On May 14, 1997, the Registrant and Lazar, Levine & Company LLP mutually agreed that Lazar, Levine & Company LLP would no longer be the Registrant's auditors. The resignation of Lazar, Levine & Company LLP was not due to any discrepancies or disagreements between the Company and Lazar, Levine & Company LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

         The former accountants' reports on the Registrant's financial statements for the years ended September 30, 1996 and 1995 did not contain any adverse opinions, disclaimer of opinion, but they were qualified as to uncertainty as to whether or not the Company would continue as a going concern.

         Annexed hereto is the required letter from Lazar, Levine & Company LLP, that the accounting firm agrees with the statements made herein.



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                                                 Exhibits


16.01 Letter from Lazar, Levine & Company LLP


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                                   SIGNATURES



         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 15th day of May, 1997.



                     Multimedia Concepts International, Inc.


                        By:     \s\ Ilan Arbel
                                                           Ilan Arbel
                                                           President

                                       Lazar, Levine & Company LLP
                                       Certified Public Accountants



                                                                    May 15, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:      Multimedia Concepts International, Inc.
         File Ref. No.:  0-26676

We were previously the principal auditors of Multimedia Concepts International, Inc. ("Multimedia") and under date of January 24, 1997 we reported on the consolidated financial statements of Multimedia and subsidiaries as of and for the years ended September 30, 1996 and 1995. On May 14, 1997 we resigned as principal auditors. We have read Multimedia's statements included under Item 4 of its Form 8-K dated May 14, 1997 and we agree with such statements.

                                                               Very truly yours,



                                                 /s/ Lazar, Levine & Company LLP
                                                     LAZAR, LEVINE & COMPANY LLP



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